Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Municipal Trust
333-14725, 811-07873

A special meeting of the shareholders of each of the funds in Nuveen Multistate Trust II (the
Trust)
was held on July 28, 2003 and adjourned to September 10, 2003 and October 8, 2003.

The purpose of the meeting was to

1. elect twelve (12) trustees to serve until
2. their successors shall have been duly
3. elected and qualified;
4. approve changes to each Funds
5. fundamental investment policies.

1. Twelve trustees in total were elected by the
2. shareholders, to serve until the next Annual
3. Meeting and until successors shall have
4. been duly elected and qualified.  The
5. Trustees elected to serve are listed below.

William E. Bennett
Robert P. Bremner
Lawrence H. Brown
Jack B. Evans
Anne E. Impellizzeri
William L. Kissick
Thomas E. Leafstrand
Peter R. Sawers
William J. Schneider
Judith M. Stockdale
Timothy R. Schwertfeger
Sheila W. Wellington

The twelve trustees noted above constitute the total number of trustees in office at October 31, 2003.

2. Approval of changes to each Funds
3. fundamental investment policies:

To approve a change to a fundamental investment restriction with respect to lending:

Nuveen All-American Municipal Bond Fund:
The number of shares voted in the affirmative:
14,338,808
and
the number of negative votes:  1,982,872

Nuveen Intermediate Duration Municipal Bond
Fund:
The number of shares voted in the affirmative:
154,482,807
and
the number of negative votes:  12,659,570

Nuveen Insured Municipal Bond Fund:
The number of shares voted in the affirmative:
38,853,498
and
the number of negative votes:  3,750,705

Nuveen Limited Term Municipal Bond Fund:
The number of shares voted in the affirmative:
36,053,898 and
the number of negative votes:  2,823,315

Nuveen High Yield Municipal Bond Fund:
The number of shares voted in the affirmative:
4,789,446 and
the number of negative votes:  228,349

To approve a change to a fundamental investment restriction with respect to borrowing:

Nuveen All-American Municipal Bond Fund:
The number of shares voted in the affirmative:
14,228,676
and
the number of negative votes:  2,073,322

Nuveen Intermediate Duration Municipal Bond
Fund:
The number of shares voted in the affirmative:
153,823,301
and
the number of negative votes:  12,980,450

Nuveen Insured Municipal Bond Fund:
The number of shares voted in the affirmative:
38,697,527
and
the number of negative votes:  3,919,995

Nuveen Limited Term Municipal Bond Fund:
The number of shares voted in the affirmative:
35,955,944
 and
the number of negative votes:  2,861,982

Nuveen High Yield Municipal Bond Fund:
The number of shares voted in the affirmative:
4,776,839 and
the number of negative votes:  254,640

In the matter of changing a fundamental
investment restriction with respect to investing in municipal securities:

Nuveen All-American Municipal Bond Fund:
The number of shares voted in the affirmative:
14,365,101 and
the number of negative votes:  1,967,624

Nuveen Intermediate Duration Municipal Bond
Fund:
The number of shares voted in the affirmative:
153,158,820 and
the number of negative votes:  13,513,216

Nuveen Insured Municipal Bond Fund:
The number of shares voted in the affirmative:
38,651,036 and
the number of negative votes:  3,970,853

Nuveen Limited Term Municipal Bond Fund:
The number of shares voted in the affirmative:
36,473,288 and
the number of negative votes:  2,486,298

Nuveen High Yield Municipal Bond Fund:
The number of shares voted in the affirmative:
4,785,940 and the number of negative votes:
229,305

Proxy materials are herein incorporated by reference to the SEC filing on June 16, 2003, under Conformed Submission Type N-14/A, accession number 0000950137-03-003369.